UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 27, 2004

PARTY CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27826	22-3033692
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

400 Commons Way, Rockaway, NJ		07866
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 983-0888

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events

     On September 27, 2004, Party City Corporation (“Party City”) entered into a final settlement agreement with an assistant manager in one of its California stores in connection with a claim originally filed on September 25, 2001 against Party City in Los Angeles Superior Court. The final settlement contains no changes that are material to Party City from the agreement-in-principle the parties agreed to on March 30, 2004.

     As previously described in Party City’s reports with the Securities and Exchange Commission, the lawsuit was filed by the assistant manager for himself and on behalf of other members of an alleged class of Party City store managers (the “Class”). The defendant claimed that Party City had misclassified the Class members as exempt from California overtime wage and hour laws. Nothing in the settlement is deemed to constitute an admission of any wrongdoing by, or liability of, Party City.

     Under the terms of the settlement, Party City will pay up to $5.5 million to the Class on a “claims made” basis, which means that a payout to class members will only occur when claims are actually made by Class members, in exchange for a full release of all claims against Party City. The $5.5 million settlement amount also fully covers attorneys’ fees and the estimated expenses of administering the settlement. Party City had previously recorded pre-tax charges of $1.4 million and $4.1 million in the fiscal years ended June 29, 2002 and July 3, 2004, respectively, in connection with this lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2004	PARTY CITY CORPORATION
	By:	/s/ Gregg A. Melnick
		Name:	Gregg A. Melnick
		Title:	Chief Financial Officer